EXHIBIT 6.3

                                    AGREEMENT

     This agreement is entered into as of this _____ day of _______________, 200___, by and between E-data Corporation, hereinafter below, as the context may indicate, sometimes referred to as "Employer" or Client," a corporation organized and existing in good standing under the laws of Utah, and ____________________, hereinafter below, as the context may indicate, sometimes referred to as "Employee" or "Consultant," and if other than a natural born person, organized and existing in good standing as a __________, under the laws
of   --------------------.

     WHEREAS Employer/Client desires to hire/retain Employee/Consultant to provide services relating to those aspects of Employer's/Client's business as
are   described   and  set   forth   in   Appendix   A   hereto,   and

     WHEREAS Employee/Consultant wishes to serve Employer/Client as an Employee/Consultant by providing services relating to those aspects of Employer's/Client's business as are described and set forth in Appendix A hereto,

     NOW, THEREFORE, in consideration of the mutual premises, representations, and covenants herein contained, the parties hereto agree as follows.

     1. That Employee/Consultant shall render to Employer/Client those services reasonably related to, and normally constituting an integral part of, the package of services expected from an Employee/Consultant of the indicated rank authority, and/or responsibilities of the party filling the position described in Appendix A hereto, and carry the title of ___________________, and

     2. That the term of this contract shall be for a period of one year commencing on the date both parties hereto shall have executed same with the intent to be bound, with any party signatory hereto that is not a natural person having the authority to sigh for, and to bind, the entity such signatory represents, and

     3. That compensation to Employee/Consultant hereunder shall be as set forth in Appendix B hereto, and

     4. That extraordinary expenses incurred by Employee/Consultant hereunder, to the degree reasonably possible, shall be separately itemized and paid in cash by employer/Client within ninety days of submission by Employee/Consultant, and

     5. That Employer represents that it has in place Officers' and Directors' liability insurance covering its officers and directors as described in Appendix C hereto, and

     6. That Employee/Consultant represents that by signing the instant contract it will not be in breach of any contractual, statutory, or regulatory prohibition or standard of conduct with respect to conflict of interest or otherwise, and that by signing the instant contract and/or performing hereunder, it is not thereby in violation of any judgement, decree, or order of any federal, state, municipal, or foreign court, department, commission, or agency claiming jurisdiction either over one or both of the parties hereto or the subject matter of their indicated prospective relationship, and

     7. That the parties hereto covenant that it is their individual and joint strict intention and solemn obligation to maintain the highest possible standards of absolute confidentiality with respect to all information to which they may become privy as a result of becoming party to the instant agreement, and that in the event of any actual or prospective breach of said freely undertaken obligation of confidentiality, the aggrieved party hereunder, or any party not a direct signatory hereto but claiming derivative protection hereunder, may sue to enforce its rights hereunder and to seek both compensatory damages and equitable relief in any court having appropriate jurisdiction, and

     8. That in those cases where the instant contract governs a consulting relationship, as opposed to an employment relationship, between the parties, the Consultant shall not be authorized either to obligate Client legally without the express written consent of Client, or to hold Consultant out as having the authority legally to bind Client, and

     9. That where the declared intent of the instant contract is only to create a consulting relationship between the parties, under no circumstances shall the instant contract be construed as creating a partnership, limited partnership, joint venture, agency relationship, or traditional employment, and

     10. That any dispute arising under this Agreement shall be decided by arbitration under the then-existing laws of the State of New York.

     NOW, THEREFORE, IN WITNESS WHEREOF, the parties have hereunto set their hands.

E-data Corporation                                         Employee/Consultant
by _____________________                             by _____________________
 Printed name and title                                    Printed name and
                                                           applicable title

                                   APPENDIX A

Title or rank of non-E-data party with respect to instant contract:

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Nature of services to be performed hereunder:




Qualifications of party or parties to provide such services.

                                   APPENDIX B

         Employee/Consultant shall be compensated hereunder as follows:

     Cash salary/fee in the amount of $ __________ per contract year, payable monthly in arrears. Cash bonus salary/fee at the rate of $ __________ per __________, in arrears, for each __________ in which Employee/Consultant personally achieves the following levels of individual performance _________________, and at the rate of $ __________ per __________, in arrears, for each ____________________ in which Employer/Client achieves the following results as an entity: ___________________________________.

     (Optional insert) In addition, special compensation, in the form of restricted common stock of Employer/Client shall be awarded Employee/Consultant at the rate of __________ shares per _______________, in arrears, in which Employer/Client and/or Employee/Consultant achieves the following quantifiable results:
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     (Optional  addition)  In the event that  Employee/Consultant  originates  a transaction, out of the ordinary course of daily business of Employer/Client, between Employer/Client and some third party, which transaction actually closes, then, in such case, Employer/Client shall compensate Employee/Consultant for
such  origination  by  payment  of  bonus  cash  and/or   restricted  shares  of
Employer/Client as follows: dollar denominated percentage of cash, number of shares, market value of shares (using percentage of market value), or value of consideration changing hands.